UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2008

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On October 24, 2008, Milacron Inc. (the "Company") issued without registration under the Securities Act of 1933 548,570 shares of its common stock (constituting approximately 10% of the outstanding common stock before issuance) upon the conversion by two holders of a total of 48,000 shares of the Company's 6% Series B Convertible Preferred Stock in accordance with the terms of such stock. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, which exempts exchanges by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Following the issuance on October 24, 2008, there were 6,033,257 shares of the Company’s common stock outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

October 30, 2008	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary